Exhibit 99.4

For Release:	Immediate
Contact:	Scott Monette	Matt Pudlowski
	314/877-7113	314/877-7091
RALCORP HOLDINGS ANNOUNCES THE ACQUISITION OF NORTH AMERICAN
BAKING LTD. AND J.T. BAKERIES INC.
     St. Louis, MO, June 21, 2010 . . . Ralcorp Holdings, Inc. (NYSE: RAH) announced today that it has acquired North American Baking Ltd., formerly known as PL Foods Ltd., a leading manufacturer of premium private label specialty crackers in North America with annual net sales of approximately US$56.7 million. North American Baking will continue its operations in Georgetown, Ontario (near Toronto).
     In a separate transaction, Ralcorp acquired J.T. Bakeries Inc., a leading manufacturer of high quality private label and co-branded gourmet crackers in North America for customers in the U.S., Canada and Great Britain with annual net sales of approximately US$38.5 million. J.T. will continue its operations in Kitchener, Ontario (South West Ontario).
     Both of these transactions were completed on May 31, 2010 and are part of the company’s Snacks, Sauces & Spreads segment.
     Ralcorp anticipates the transactions will be slightly accretive during the remainder of its 2010 fiscal year. Terms of the transactions were not disclosed.

     Kevin J. Hunt, Co-Chief Executive Officer and President of Ralcorp Holdings, Inc., said, “We welcome the North American Baking and J.T. Bakeries management teams and employees to the Ralcorp family. We believe the products manufactured by both of these companies will enhance Ralcorp’s premium and gourmet cracker offerings. These transactions will allow us to continue Ralcorp’s growth strategy on our existing private-label cracker platform.”
Conference Call
     Ralcorp will host a conference call today at 9:00 a.m. EDT to discuss the transaction. For access to the call via live audio webcast, please visit the investors section of Ralcorp’s website at www.ralcorp.com. Analysts and investors may access the call by dialing 1-866-610-1072; outside the U.S., dial 1-973-935-2840.
     A rebroadcast will be posted as soon as it is available and will remain posted until July 5, 2010 by calling 1-800-642-1687 in the U.S. and 1-706-645-9291 outside the U.S. The PIN number for both the conference call and the rebroadcast is 83096717. An archive of the webcast will be posted as soon as it is available and will remain posted for 30 days in the investor relations section on Ralcorp’s website at www.ralcorp.com.
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About Ralcorp
     Ralcorp produces Post branded cereals, a variety of value brand and store brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers. Ralcorp’s diversified product mix includes: ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre-baked products such as breads and muffins; and frozen dough for cookies, Danishes, bagels and doughnuts.
Forward Looking Statements
     This document contains forward-looking statements which are within the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are sometimes identified by their use of terms and phrases such as “will,” “believes,” “intends,” “anticipates,” “plans,” “expects,” or similar expressions. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to (1) changes in estimates of future earnings and cash flows; (2) integration problems, delays or other related costs; (3) an increase in costs of packaging materials, ingredients, or raw materials; (4) competitive pressures among branded and private label manufacturers increasing significantly; (5) general economic and business conditions that adversely affect the companies or their suppliers, distributors or customers; (6) expected synergies and cost savings are not achieved or achieved at a slower pace than expected; (7) retention of customers and critical employees; (8) unanticipated changes in laws, regulations, or other industry standards affecting the companies; and (9) those referenced in Item 1A of Ralcorp’s Annual Report on Form 10-K for the year ended September 30, 2009, under the heading “Risk Factors.”